                                                                    Exhibit 23.2


                          INDEPENDENT AUDITOR'S CONSENT


The Board of Directors
Oxford Health Plans, Inc.:



We consent to incorporation by reference in the Registration Statement on Form S-4 of Oxford Health Plans, Inc. of our reports dated February 23, 1998, relating to the consolidated balance sheet of Oxford Health Plans, Inc. and subsidiaries as of December 31, 1997, and the related statements of operations, shareholders' equity (deficit) and comprehensive earnings (loss), and cash flows for each of the years in the two-year period ended December 31, 1997, and the related consolidated financial statement schedules, which reports appear in the December 31, 1998 annual report on Form 10-K/A No.2 of Oxford Health
Plans, Inc. and subsidiaries.


We also consent to the reference to our firm under the heading "Experts" in the prospectus.



                                                  /s/ KPMG LLP


Stamford, Connecticut

August 26, 1999